                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the inclusion of our report dated February 11, 1997 on the divisional financial statements of Fritz Broadcasting, Inc. Toledo Division for the years ended December 29, 1996 and December 31, 1995 in the Registration Statement on Form S-1 filed on June 2, 1998 by Cumulus Media Inc. for the registration of Class A Common Stock. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



/s/ Plante & Moran, LLP
Troy, Michigan
June 2, 1998